DIRECTOR NOMINEE CONSENT


The Korea Fund, Inc.
345 Park Avenue
New York, NY 10154
Attention: Secretary


     The undersigned understands that City of London Investment Management Company Limited and City of London Investment Group plc (collectively, "CLI") have informed The Korea Fund, Inc. (the "Company") that CLI intends to recommend for nomination the undersigned for election to the Board of Directors of the Company at its 2005 annual meeting of its stockholders of the Company.

     The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's next annual meeting of stockholders and to serve as a director of the Company if elected.

                                                /s/ Donald W.H. McCowan
                                                ------------------------------
                                                Donald W.H. McCowan

September 9, 2005











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                            DIRECTOR NOMINEE CONSENT


The Korea Fund, Inc.
345 Park Avenue
New York, NY 10154
Attention: Secretary


     The undersigned understands that City of London Investment Management Company Limited and City of London Investment Group plc (collectively, "CLI") have informed The Korea Fund, Inc. (the "Company") that CLI intends to recommend for nomination the undersigned for election to the Board of Directors of the Company at its 2005 annual meeting of its stockholders of the Company.

     The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's next annual meeting of stockholders and to serve as a director of the Company if elected.

                                                /s/ Timothy R.H. Kimber
                                                ------------------------------
                                                Timothy R.H. Kimber

September 12, 2005